Exhibit 3.3

SERVICE PROPERTIES TRUST

THIRD AMENDED AND RESTATED BYLAWS

As of June 14, 2024

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SERVICE PROPERTIES TRUST
THIRD AMENDED AND RESTATED BYLAWS

These THIRD AMENDED AND RESTATED BYLAWS (these “Bylaws”) of Service Properties Trust (the “Trust”) are made as of the date set forth above by the Board of Trustees of the Trust (the “Board of Trustees” or “Board,” and each member thereof, a “Trustee”).

ARTICLE I
OFFICES

Section 1.1         Principal Office. The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 1.2         Additional Offices. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.1         Place. All meetings of shareholders shall be held at the principal office of the Trust or at such other place as is designated by the Board of Trustees, a Managing Trustee (as defined in Section 3.2) or the president.

Section 2.2         Annual Meeting. An annual meeting of shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held at such times as the Board of Trustees may designate. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 2.3         Special Meetings. Special meetings of shareholders may be called only by a majority of the Trustees then in office. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of shareholders entitled to vote for the election of successor Trustees for the purpose of electing Trustees.

Section 2.4         Notice of Regular or Special Meetings. Notice given in writing or by electronic transmission specifying the place, day and time of any regular or special meeting, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each shareholder of record entitled to vote, sent to his, her, their or its address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the shareholder at his, her, their or its post office address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. It shall be the duty of the secretary to give notice of each meeting of shareholders. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this ARTICLE II or the validity of any proceedings at any such meeting.

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Section 2.5         Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6         Meeting Business. Except as otherwise expressly set forth in the Declaration of Trust or elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of shareholders except as specifically designated in the notice or otherwise properly brought before the meeting of shareholders by or at the direction of the Board of Trustees.

Section 2.7         Organization of Shareholder Meetings. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chair of the meeting or, in the absence of such appointment or the absence of the appointed individual, by one of the following officers present at the meeting in the following order: the chairman of the board, if there be one, a Managing Trustee (in their order of seniority), the president, the vice presidents (in their order of seniority), the secretary, or, in the absence of such officers, a chair chosen by the shareholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by shareholders present in person or represented by proxy. The secretary, an assistant secretary or a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chair of the meeting shall act as secretary of the meeting and record the minutes of the meeting. If the secretary presides as chair at a meeting of shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chair, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chair of the meeting pursuant to the foregoing provisions, the chair may adjourn any meeting of shareholders for any reason deemed necessary by the chair, including, without limitation: if (i) no quorum is present for the transaction of the business; (ii) the Board of Trustees or the chair of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chair of the meeting determines has not been made sufficiently or timely available to shareholders; or (iii) the Board of Trustees or the chair of the meeting determines that adjournment is otherwise in the best interests of the Trust. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

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Section 2.8         Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders holding or representing not less than a majority of the total outstanding shares of beneficial interest entitled to be voted at such meeting shall constitute a quorum for the transaction of business at that meeting; but this Section 2.8 shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of shareholders, the chair of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 2.5. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

Section 2.9         Voting.

(a)  The vote required for the election of a Trustee shall be as set forth in the Declaration of Trust.

(b)  With regard to any other matter which may properly come before a meeting of shareholders duly called and at which a quorum is present, and except as may be mandated by applicable law, by the listing requirements of the principal exchange on which the Trust’s common shares of beneficial interest are listed or by a specific provision of the Declaration of Trust, the vote required for approval shall be the affirmative vote of a majority of the total number of votes cast.

Section 2.10       Proxies. A shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the shareholder or by his, her, their or its duly authorized agent in any manner permitted by law. Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees shall have designated for such purpose for verification at or prior to such meeting. Any proxy relating to the shares of beneficial interest of the Trust shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law. At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chair of the meeting, subject to Section 2.13.

Section 2.11       Record Date. The Board of Trustees may fix the date for determination of shareholders entitled to notice of and to vote at a meeting of shareholders. If no date is fixed for the determination of the shareholders entitled to vote at any meeting of shareholders, only persons in whose names shares entitled to vote are recorded on the share records of the Trust on the later of: (i) the close of business on the day on which notice of such meeting of shareholders is first mailed by the Trust or (ii) the thirtieth (30th) day before the date of such meeting shall be entitled to vote at such meeting.

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Section 2.12       Voting of Shares by Certain Holders. Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his, her or their name as such fiduciary, either in person or by proxy. Notwithstanding the apparent authority created by the prior two sentences of this Section 2.12, the Board of Trustees or the chair of the meeting may require that such person acting for a corporation, partnership, trust or other entity provide documentary evidence of his, her or their authority to vote such shares and of the fact that the beneficial owner of such shares has been properly solicited and authorized such person to vote as voted, and in the absence of such satisfactory evidence, the Board of Trustees or the chair may determine whether such votes have been validly cast.

Section 2.13       Inspectors.

(a)  Before or at any meeting of shareholders, the chair of the meeting may appoint one or more persons as inspectors for such meeting. Except as otherwise provided by the chair of the meeting, such inspectors, if any, shall: (i) ascertain and report the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies; (ii) receive and tabulate all votes, ballots or consents; (iii) report such tabulation to the chair of the meeting; and (iv) perform such other acts as are proper to conduct the election or voting at the meeting. In the absence of such an appointment, the secretary may act as the inspector.

(b)  Each report of an inspector shall be in writing and signed by him or her. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.14       Nominations and Other Proposals to be Considered at Meetings of Shareholders. Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at meetings of shareholders may be properly brought before the meeting only as set forth in this Section 2.14 or Section 2.18. Nothing in this Section 2.14 shall be deemed to affect any right of a shareholder to request inclusion of a non-binding precatory proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). All judgments and determinations made by the Board of Trustees or the chair of the meeting, as applicable, under this Section 2.14 (including, without limitation, judgments and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by shareholders) shall be final and binding unless determined to have been made in bad faith.

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Section 2.14.1 Annual Meetings of Shareholders.

(a)  Any shareholder may recommend to the Nominating and Governance Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees. Such recommendation shall be made by written notice to the chair of such committee and the secretary, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations. In considering such recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the shareholder(s) making the recommendation. The Nominating and Governance Committee of the Board of Trustees will consider any such recommendation in its discretion. Any shareholder seeking to make a nomination of an individual for election to the Board of Trustees at an annual meeting of shareholders must make such nomination in accordance with Section 2.14.1(b)(ii) or Section 2.18.

(b)  Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be properly brought before the meeting: (i) pursuant to the Trust’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees; or (ii) by any one or more shareholders who (A) have each continuously Owned (as defined below) shares of beneficial interest of the Trust entitled to vote in the election of Trustees or on a proposal of other business, for at least three (3) years as of the date of the giving of the notice provided for in Section 2.14.1(c), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), with the aggregate shares Owned by such shareholder(s) as of each of such dates and during such three (3) year period representing at least one percent (1%) of the shares of beneficial interest of the Trust, (B) holds, or hold, a certificate or certificates evidencing the aggregate number of shares of beneficial interest of the Trust referenced in subclause (A) of this Section 2.14.1(b)(ii) as of the time of giving the notice provided for in Section 2.14.1(c), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), (C) is, or are, entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal of other business, (D) complies, or comply, with the notice procedures set forth in this Section 2.14 as to such nomination or proposal of other business, and (E) in connection with a nomination for election to the Board of Trustees, complies or comply, with the requirements of Rule 14a-19 promulgated under the Exchange Act. For purposes of this Section 2.14, a shareholder shall be deemed to “Own” or have “Owned” only those outstanding shares of beneficial interest of the Trust as to which the shareholder possesses both the full voting and investment rights pertaining to such shares and the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares, (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of beneficial interest of the Trust, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, a shareholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “Owned.” A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Trustees or the proposal of other business and possesses the full economic interest in the shares. For purposes of this Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. For purposes of this Section 2.14, the period of continuous Ownership of shares must be evidenced by documentation accompanying the nomination or proposal. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether shares are “Owned” for purposes of this Section 2.14 shall be determined by the Board of Trustees.

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(c)  For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by one or more shareholders pursuant to this Section 2.14.1, such shareholder(s) shall have given timely notice thereof in writing to the secretary in accordance with this Section 2.14 and such other business shall otherwise be a proper matter for action by shareholders. To be timely, the notice of such shareholder(s) shall include all documentation and set forth all information required under this Section 2.14 and shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the one-hundred twentieth (120th) day nor earlier than the one-hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days earlier or later than the first (1st) anniversary of the date of the preceding year’s annual meeting, notice by such shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day following the earlier of the day on which: (i) notice of the date of the annual meeting is mailed or otherwise made available; or (ii) public announcement of the date of the annual meeting is first made by the Trust. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a notice of one or more shareholders as described above.

A notice of one or more shareholders pursuant to this Section 2.14.1(c) shall set forth:

(i)  separately as to each individual whom such shareholder(s) propose to nominate for election or reelection as a Trustee (a “Proposed Nominee”): (1) the name, age, business address, residence address and educational and professional background of such Proposed Nominee; (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee (as defined in Section 3.2) or a Managing Trustee and a description of such Proposed Nominee’s qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee’s qualifications to be a Trustee pursuant to the criteria set forth in Section 3.1; (3) the class, series and number of any shares of beneficial interest of the Trust that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee; (4) a description of the material terms of each Derivative Transaction (as defined below) that such Proposed Nominee directly or indirectly, has an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not, (x) such Derivative Transaction conveys any voting rights directly or indirectly, to such Proposed Nominee, (y) such Derivative Transaction is required to be, or is capable of being, settled through delivery of securities of the Trust, and (z) such Proposed Nominee and/or, to their knowledge, the counterparty to such Derivative Transaction has entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction; (5) a description of all direct and indirect compensation and other agreements, arrangements and understandings or any other relationships, between or among any shareholder making the nomination, or any of its respective affiliates and associates, or others acting in concert therewith, on the one hand, and such Proposed Nominee, or his, her or their respective affiliates and associates, on the other hand; and (6) all other information relating to such Proposed Nominee that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded;

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(ii)  as to any other business that such shareholder(s) propose to bring before the meeting: (1) a description of such business; (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder(s) or any Shareholder Associated Person (as defined in Section 2.14.1(g)), including any anticipated benefit to such shareholder(s) or any Shareholder Associated Person therefrom; (3) a description of all agreements, arrangements and understandings between such shareholder(s) and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such shareholder(s); and (4) a representation that such shareholder(s) intend to appear in person or by proxy at the meeting to bring the business before the meeting;

(iii)  separately as to each shareholder giving the notice and any Shareholder Associated Person: (1) the class, series and number of all shares of beneficial interest of the Trust that are owned of record by such shareholder or by such Shareholder Associated Person, if any; and (2) the class, series and number of, and the nominee holder for, any shares of beneficial interests of the Trust that are, directly or indirectly, beneficially owned but not owned of record by such shareholder or by such Shareholder Associated Person, if any;

(iv)  separately as to each shareholder giving the notice and any Shareholder Associated Person: (1) a description of all purchases and sales of securities of the Trust by such shareholder or Shareholder Associated Person during the period of continuous Ownership required by Section 2.14.1(b)(ii), including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; (2) a description of the material terms of each Derivative Transaction that such shareholder or Shareholder Associated Person, directly or indirectly, has, or during the period of continuous Ownership required by Section 2.14.1(b)(ii) had, an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not, (x) such Derivative Transaction conveys or conveyed any voting rights, directly or indirectly, to such shareholder or Shareholder Associated Person, (y) such Derivative Transaction is or was required to be, or is or was capable of being, settled through delivery of securities of the Trust, and (z) such shareholder or Shareholder Associated Person and/or, to their knowledge, the counterparty to such Derivative Transaction has or had entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction; (3) a description of the material terms of any performance related fees (other than an asset based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of beneficial interest of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction; and (4) any rights to dividends or other distributions on the shares of beneficial interest of the Trust that are beneficially owned by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of beneficial interest of the Trust;

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(v)  separately as to each shareholder giving the notice and any Shareholder Associated Person with a material interest described in clause (ii)(2) above, an ownership interest described in clause (iii) above or a transaction or right described in clause (iv) above: (1) the name and address of such shareholder and Shareholder Associated Person; and (2) all information relating to such shareholder and Shareholder Associated Person that would be required to be disclosed in connection with a solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded;

(vi)  to the extent known by the shareholder(s) giving the notice, the name and address of any other person who beneficially owns or owns of record any shares of beneficial interest of the Trust and who supports the nominee for election or reelection as a Trustee or the proposal of other business; and

(vii)  in connection with a nomination for election to the Board of Trustees, all other information required by Rule 14a-19 under the Exchange Act.

(d)  A notice of one or more shareholders making a nomination or proposing other business pursuant to Section 2.14.1(c) shall be accompanied by a sworn verification of each shareholder making the nomination or proposal as to such shareholder’s continuous Ownership of the shares referenced in subclause (A) of Section 2.14.1(b)(ii) throughout the period referenced in such subclause, together with: (i) a copy of the share certificate(s) referenced in subclause (B) of Section 2.14.1(b)(ii) above; (ii) if any such shareholder was not a shareholder of record of the shares referenced in subclause (A) of Section 2.14.1(b)(ii) above continuously for the three (3) year period referenced therein, reasonable evidence of such shareholder’s continuous beneficial ownership of such shares during such three (3) year period, such reasonable evidence may include, but shall not be limited to, (A) a copy of a report of the shareholder on Schedule 13D or Schedule 13G under the Exchange Act filed on or prior to the beginning of the three (3) year period and all amendments thereto, (B) a copy of a statement required to be filed pursuant to Section 16 (or any successor provision) of the Exchange Act by a person who is a Trustee or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of beneficial interest of the Trust filed on or prior to the beginning of the three (3) year period and all amendments thereto, or (C) written evidence that each shareholder making the nomination or proposal maintained throughout the chain of record and non-record ownership continuous Ownership of such shares (i.e. possession of full voting and investment rights pertaining to, and full economic interest in, such shares) throughout the required period, including written verification of such Ownership from each person who was the “record” holder of such shares during such period (including, if applicable, the Depository Trust Company) and each participant of the Depository Trust Company, financial institution, broker-dealer or custodian through which the shares were Owned; and (iii) with respect to nominations, (A) a completed and executed questionnaire required of the Trustees (in the form available from the secretary) of each Proposed Nominee with respect to his, her or their background and qualification to serve as a Trustee, the background of any other person or entity on whose behalf the nomination is being made and the information relating to such Proposed Nominee and such other person or entity that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded, and (B) a representation and agreement (in the form available from the secretary) executed by each Proposed Nominee pursuant to which such Proposed Nominee: (1) represents and agrees that he, she or they are not and will not become a party to any agreement, arrangement or understanding with, and does not have any commitment and has not given any assurance to, any person or entity, in each case that has not been previously disclosed to the Trust, (x) as to how he, she or they, if elected as a Trustee, will act or vote on any issue or question, or (y) that could limit or interfere with his, her or their ability to comply, if elected as a Trustee, with his, her or their duties to the Trust; (2) represents and agrees that he, she or they are not and will not become a party to any agreement, arrangement or understanding with any person or entity, other than the Trust, with respect to any direct or indirect compensation, reimbursement or indemnification in connection with or related to his, her or their service as, or any action or omission in his, her or their capacity as, a Trustee that has not been previously disclosed to the Trust; (3) represents and agrees that if elected as a Trustee, he, she or they will be in compliance with and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and share ownership and trading policies and guidelines of the Trust; and (4) consents to being named as a nominee and to serving as a Trustee if elected.

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(e)  Any shareholder(s) providing notice of a proposed nomination or other business to be considered at an annual meeting of shareholders shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 is true and correct as of the record date for such annual meeting and as of a date that is ten (10) business days prior to such annual meeting, and any such update shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the fifth (5th) business day after the record date (in the case of an update or supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of an update or supplement required to be made as of ten (10) business days prior to the meeting) and (ii) in connection with a nomination for election to the Board of Trustees, to provide evidence that the shareholder(s) providing notice of a proposed nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares of beneficial interest of the Trust entitled to vote in the election of trustees, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the Trust not later than five (5) business days after the shareholder files a definitive proxy statement in connection with such annual meeting of shareholders.

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(f)  A shareholder making a nomination or proposal of other business for consideration at an annual meeting may withdraw the nomination or proposal at any time before the annual meeting. After the period specified in the second sentence of Section 2.14.1(c), a shareholder nomination or proposal of other business for consideration at an annual meeting may only be amended with the permission of the Board of Trustees. Notwithstanding anything in the second sentence of Section 2.14.1(c) to the contrary, if the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least one-hundred thirty (130) days prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting, the notice required by this Section 2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice is delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day immediately following the day on which such public announcement is first made by the Trust. If the number of the Trustees to be elected to the Board of Trustees is decreased, there shall be no change or expansion in the time period for shareholders to make a nomination from the time period specified in the second sentence of Section 2.14.1(c). Any change in time period for shareholders to make a nomination shall not change the time period to make any other proposal from the time period specified in the second sentence of Section 2.14.1(c).

(g)  For purposes of this Section 2.14: (i) “Shareholder Associated Person” of any shareholder shall mean, (A) any person acting in concert with, such shareholder, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust beneficially owned or owned of record by such shareholder, and (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person; and (ii) “Derivative Transaction” by a person shall mean any, (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise, or (B) transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise.

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Section 2.14.2 Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults. At the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 2.14.5(c)) of the Trust to be in breach of any covenant or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the notice provided pursuant to Section 2.14.1(c) shall disclose: (a) whether the lender or contracting party has agreed to waive the breach of covenant or default, and, if so, shall include reasonable evidence thereof, or (b) in reasonable detail, the plan of the proponent shareholder(s) for the repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken and the source of funds for any such repayment, and such notice shall be accompanied by a copy of any commitment letter(s) or agreement(s) for the financing of such plan.

Section 2.14.3 Shareholder Nominations or Other Proposals Requiring Governmental Action. If, (a) any shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, any proponent shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of such shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”), or (b) any proponent shareholder’s ownership of shares of beneficial interest of the Trust or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of such shareholder, or their respective affiliates or associates would require Governmental Action, then, in the notice provided pursuant to Section 2.14.1(c) the proponent shareholder(s) shall disclose, (x) whether such Governmental Action has been given or obtained, and, if so, such notice shall be accompanied by reasonable evidence thereof, or (y) in reasonable detail, the plan of such shareholder(s) for making or obtaining the Governmental Action. As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust has a controlling ownership interest in gaming businesses located in Louisiana. Applicable Louisiana law requires that a Trustee be approved by the Louisiana Gaming Control Board. Such approval process requires that any Proposed Nominee submit detailed personal history and financial disclosures. Accordingly, a shareholder nomination shall be accompanied by evidence that the Proposed Nominee has been approved by the Louisiana Gaming Control Board to be a Trustee, or if the Louisiana Gaming Control Board have not approved such an application, then the shareholder nomination shall be accompanied by a plan for obtaining such approval, including completed and executed personal history and financial disclosure forms of the Proposed Nominee required to be submitted to the Louisiana Gaming Control Board. A copy of the forms required to be submitted to the Louisiana Gaming Control Board may be obtained by request directed to the secretary.

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Section 2.14.4 Special Meetings of Shareholders. As set forth in Section 2.6, only business brought before the meeting pursuant to the Trust’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees may be considered at a special meeting of shareholders. Nominations of individuals for election to the Board of Trustees only may be made at a special meeting of shareholders at which Trustees are to be elected: (a) pursuant to the Trust’s notice of meeting; (b) if the Board of Trustees has determined that Trustees shall be elected at such special meeting; or (c) if there are no Trustees and the special meeting is called by the officers of the Trust for the election of successor Trustees; provided, however, that nominations of individuals to serve as Trustees at a special meeting called in the manner set forth in subclauses (a)-(c) above may only be made by: (1) the applicable Trustees or officers of the Trust who call the special meeting of shareholders for the purpose of electing one or more Trustees; or (2) any one or more shareholder(s) of the Trust who, (A) satisfy the Ownership amount, holding period and certificate requirements set forth in Section 2.14.1(b)(ii), (B) have given timely notice thereof in writing to the secretary at the principal executive offices of the Trust, which notice contains or is accompanied by the information and documents required by Section 2.14.1(c) and Section 2.14.1(d), (C) satisfy the requirements of Section 2.14.2 and Section 2.14.3, and (D) further update and supplement such notice in accordance with Section 2.14; provided further, that, for purposes of this Section 2.14.4, all references in Section 2.14.1, Section 2.14.2 and Section 2.14.3 to the annual meeting and to the notice given under Section 2.14.1 shall be deemed, for purposes of this Section 2.14.4, to be references to the special meeting and the notice given under this Section 2.14.4. To be timely, a shareholder’s notice under this Section 2.14.4 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the one-hundred fiftieth (150th) day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of, (i) the one-hundred twentieth (120th) day prior to such special meeting, or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a shareholder(s)’ notice as described above.

Section 2.14.5 General.

(a)  If information submitted pursuant to this Section 2.14 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with this Section 2.14. Any notice submitted by a shareholder pursuant to this Section 2.14 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective. Upon written request by the secretary or the Board of Trustees or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within three (3) business days after such request (or such other period as may be specified in such request): (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Trustees or any committee thereof, in his, her, their or its discretion, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.14; (ii) written responses to information reasonably requested by the secretary, the Board of Trustees or any committee thereof; and (iii) a written update, to a current date, of any information submitted by the shareholder pursuant to this Section 2.14 as of an earlier date. If a shareholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Trustees may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.14. It is the responsibility of a shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Trust, the Board of Trustees or any committee thereof nor any officer of the Trust to inform a shareholder that the information submitted pursuant to this Section 2.14 by or on behalf of such shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Trust, the Board of Trustees, any committee of the Board of Trustees or any officer of the Trust to request clarification or updating of information provided by any shareholder, but the Board of Trustees, a committee thereof or the secretary acting on behalf of the Board of Trustees or a committee, may do so in his, her, their or its discretion.

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(b)  Only such individuals who are nominated in accordance with this Section 2.14 or Section 2.18 shall be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section 2.14. The chair of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section 2.14 or if it is determined that the solicitation in support of the nominees other than the Trust’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, to declare that such defective nomination or proposal be disregarded.

(c)  For purposes of this Section 2.14: (i) “public announcement” shall mean disclosure in, (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service, or (B) a document publicly filed by the Trust with the SEC; (ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person, (A) owns, directly or indirectly, ten percent (10%) or more of the outstanding voting securities or other interests, or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body); and (iii) a person shall be deemed to “beneficially own” or “have beneficially owned” any shares of beneficial interest of the Trust not owned directly by such person if that person or a group of which such person is a member would be the beneficial owner of such shares under Rule 13d-3 and Rule 13d-5 of the Exchange Act.

(d)  Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act, with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to require that a shareholder nomination of an individual for election to the Board of Trustees or a shareholder proposal relating to other business be included in the Trust’s proxy statement, except as may be required by law.

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(e)  The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees. The terms of any such agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust or may differ from or supplement such Code.

(f)  Determinations required or permitted to be made under this Section 2.14 by the Board of Trustees may be delegated by the Board of Trustees to a committee of the Board of Trustees, subject to applicable law.

(g)  Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the shareholder giving notice as provided for in this Section 2.14 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a nominee or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 2.15       No Shareholder Actions by Written Consent. Shareholders shall not be authorized or permitted to take any action, including whether required or permitted to be taken at a meeting of shareholders, by written consent, and actions of shareholders may only be taken at a meeting of shareholders called and held in accordance with the Declaration of Trust and these Bylaws.

Section 2.16       Voting by Ballot. Voting on any question or in any election may be by voice vote unless the chair of the meeting or any shareholder shall demand that voting be by ballot.

Section 2.17       Proposals of Business Which Are Not Proper Matters For Action By Shareholders. Notwithstanding anything in the Declaration of Trust or these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would reasonably likely, if considered by the shareholders or approved or implemented by the Trust, result in an impairment of the limited liability status for the shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote. The Board of Trustees in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.17, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.18       Proxy Access for Trustee Nominations.

(a)  Whenever the Board of Trustees solicits proxies with respect to the election of Trustees at an annual meeting of shareholders, subject to the provisions of this Section 2.18, the Trust shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Trustees (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Trustees by an Eligible Shareholder pursuant to and in accordance with this Section 2.18 (a “Shareholder Nominee”). For purposes of this Section 2.18, the “Required Information” that the Trust will include in its proxy statement is: (i) the information provided to the Secretary of the Trust concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Trust’s proxy statement pursuant to Section 14 (or any successor provision) of the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Section 2.18(h)). For the avoidance of doubt, nothing in this Section 2.18 shall limit the Trust’s ability to solicit against any Shareholder Nominee or include in its proxy materials the Trust’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the Trust pursuant to this Section 2.18. Subject to the provisions of this Section 2.18, the name of any Shareholder Nominee included in the Trust’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Trust in connection with such annual meeting.

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(b)  In addition to any other requirements imposed by law, the Declaration of Trust or these Bylaws, for a nomination to be made by an Eligible Shareholder pursuant to this Section 2.18, the Eligible Shareholder must have given timely written notice thereof (a “Notice of Proxy Access Nomination”) in proper form to the Secretary of the Trust and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Trust’s proxy materials pursuant to this Section 2.18. To be timely, a Notice of Proxy Access Nomination must be delivered to or be mailed and received at the principal executive offices of the Trust not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the anniversary of the date of the Trust’s proxy statement for the immediately preceding annual meeting of shareholders. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(c)  The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Trust’s proxy materials with respect to an annual meeting of shareholders (as adjusted pursuant to this Section 2.18(c), the “Permitted Number”) shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of Trustees in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.18 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that if (x) the Trust has a classified Board of Trustees and (y) the size of the Board of Trustees is less than nine (9) Trustees, the Permitted Number is subject to reduction so that the Permitted Number for any annual meeting shall not exceed one-half of the number of Trustees to be elected at such annual meeting as noticed by the Trust rounded down to the nearest whole number but only to the extent the Permitted Number after reduction pursuant to this proviso is not less than one. In the event that one or more vacancies for any reason occurs on the Board of Trustees after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Trustees resolves to reduce the size of the Board of Trustees in connection therewith, the Permitted Number shall be calculated based on the number of Trustees in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Trust’s proxy materials as nominees recommended by the Board of Trustees pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the Trust by such shareholder or group of shareholders), (ii) the number of Trustees in office as of the Final Proxy Access Nomination Date who were included in the Trust’s proxy materials as Shareholder Nominees for any of the two (2) preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence) and (x) whose term of office does not expire at the annual meeting or (y) whose re-election at the upcoming annual meeting is being recommended by the Board of Trustees and (iii) the number of Trustee candidates for which the Secretary of the Trust shall receive notice (whether or not subsequently withdrawn) that a shareholder intends to nominate one or more persons for election to the Board of Trustees pursuant to Section 2.14.1, but only to the extent the Permitted Number after such reduction with respect to this clause (iii) equals or exceeds one. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the Trust’s proxy materials pursuant to this Section 2.18 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Trust’s proxy materials pursuant to this Section 2.18 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Trust’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.18 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.18 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 2.18 from each Eligible Shareholder will be selected for inclusion in the Trust’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of beneficial interest of the Trust each Eligible Shareholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.18 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 2.18 from each Eligible Shareholder will be selected for inclusion in the Trust’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

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(d)  An “Eligible Shareholder” is a shareholder or group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 2.18(e)) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of beneficial interest of the Trust that represents at least three percent (3%) of the outstanding shares of beneficial interest of the Trust as of the most recent date for which such number is given in any filing by the Trust with the SEC prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Trust in accordance with this Section 2.18 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 2.18. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.18 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares of beneficial interest of the Trust that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.18 by any member of such group shall be deemed a breach by the Eligible Shareholder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting.

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(e)  For purposes of this Section 2.18, the terms “Owned,” “Owning” and other variations of the word “Own” shall have the meanings assigned to such terms in Section 2.14.1(b); provided, that, for purposes of this Section 2.18 only, a shareholder’s Ownership of shares of beneficial interest of the Trust shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Trust’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. Whether outstanding shares of beneficial interest of the Trust are “Owned” for purposes of this Section 2.18 shall be decided by the Board of Trustees.

(f)  To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i)  a statement by the Eligible Shareholder (A) setting forth and certifying as to the number of shares of beneficial interest of the Trust it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;

(ii)  one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the Trust, the Eligible Shareholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days following the later of the record date for determining the shareholders entitled to receive notice of the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date;

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(iii)  a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv)  the information, representations, agreements and other documents that would be required to be set forth in or included with a notice of nomination pursuant to Section 2.14 (including the written consent of each Shareholder Nominee to being named as a nominee and to serving as a Trustee if elected and the written representation and agreement of each Shareholder Nominee required by Section 2.14.1);

(v)  a representation that the Eligible Shareholder (A) did not acquire, and is not holding, any securities of the Trust for the purpose or with the intent of changing or influencing control of the Trust, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 2.18, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (D) has not distributed and will not distribute to any shareholder of the Trust any form of proxy for the annual meeting other than the form distributed by the Trust, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Trust and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)  an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Trust or out of the information that the Eligible Shareholder provided to the Trust, (B) indemnify and hold harmless the Trust, each of its Trustees and officers, the manager of the Trust and each of the directors, officers and employees of the manager of the Trust or such manager’s parent individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust, any of its Trustees or officers, the manager of the Trust or any of the directors, officers or employees of the manager of the Trust or such manager’s parent, arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.18 or any solicitation or other activity in connection therewith and (C) file with the SEC any solicitation materials with the shareholders of the Trust relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii)  in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Trust and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.18 (including withdrawal of the nomination); and

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(viii)  in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders in which two (2) or more funds are intended to be treated as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Trust that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)  In addition to the information required or requested pursuant to Section 2.18(f) or any other provision of these Bylaws, (i) the Trust may require any proposed Shareholder Nominee to furnish any other information (A) that may reasonably be requested by the Trust to determine whether the Shareholder Nominee would meet the qualifications of an Independent Trustee, be independent under the rules and listing standards of any national securities exchange upon which any securities the Trust are listed or traded, be independent under any applicable rules of the SEC or any publicly disclosed standards used by the Board of Trustees in determining and disclosing the independence of Trustees (collectively, the “Independence Standards”), (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) that may reasonably be requested by the Trust to determine the eligibility of such Shareholder Nominee to be included in the Trust’s proxy materials pursuant to this Section 2.18 or to serve as a Trustee, and (ii) the Trust may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the Trust to verify the Eligible Shareholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h)  For each of its Shareholder Nominees, the Eligible Shareholder may, at its option, provide to the Secretary of the Trust, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of such Shareholder Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of each of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.18, the Trust may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i)  In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Trust or its shareholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Trust of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Shareholder shall provide immediate notice to the Trust if the Eligible Shareholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Trust pursuant to this Section 2.18 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five (5) business days following the later of the record date for determining the shareholders entitled to receive notice of the annual meeting and the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.18(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Trust relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 2.18).

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(j)  Notwithstanding anything to the contrary contained in this Section 2.18, the Trust shall not be required to include in its proxy materials, pursuant to this Section 2.18, any Shareholder Nominee (i) who would not be independent under any of the Independence Standards, (ii) whose election as a member of the Board of Trustees would cause the Trust to be in violation of these Bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange upon which any securities of the Trust are listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer, director or trustee of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Trust or its manager, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or (vi) who shall have provided any information to the Trust or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)  Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.18 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Trust’s proxy materials pursuant to this Section 2.18, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Trustees (or any duly authorized committee thereof) or the chair of the annual meeting, (A) the Trust may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (B) the Trust shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (C) the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Trust.

(l)  Any Shareholder Nominee who is included in the Trust’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty percent (20%) of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 2.18 for the next two (2) annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Trustees pursuant to and in accordance with Section 2.14.1.

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(m)  Other than pursuant to Rule 14a-19 of the Exchange Act, this Section 2.18 provides the exclusive method for a shareholder to include nominees for election to the Board of Trustees in the Trust’s proxy materials.

ARTICLE III
TRUSTEES

Section 3.1         General Powers; Qualifications; Trustees Holding Over. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Trust and its subsidiaries (as determined by the Board of Trustees), (b) not have been convicted of a felony, (c) meet the qualifications of an Independent Trustee or a Managing Trustee, as the case may be, depending upon the position for which such individual may be nominated and elected, and (d) have been nominated for election to the Board of Trustees in accordance with Section 2.14 or Section 2.18. In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees shall hold over and continue to direct the management of the business and affairs of the Trust until they may resign or until their successors are elected and qualify. The failure of shareholders to elect Trustees at an annual meeting of shareholders shall not cause vacancies on the Board of Trustees requiring the officers of the Trust to call a special meeting of shareholders to elect Trustees unless all Trustees, including holdover Trustees, are unwilling or unable to continue to serve.

Section 3.2         Independent Trustees and Managing Trustees. A majority of the Trustees holding office shall at all times be Independent Trustees; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which shall be filled by an Independent Trustee, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable. An “Independent Trustee” is one who is not an employee of the Advisor (as defined in the Declaration of Trust), who is not involved in the Trust’s day to day activities and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee or Compensation Committee of the Board of Trustees) under the applicable rules of each securities exchange upon which shares of beneficial interest of the Trust are listed for trading and the SEC, as those requirements may be amended from time to time. If the number of Trustees, at any time, is set at less than five (5), at least one (1) Trustee shall be a Managing Trustee. So long as the number of Trustees shall be five (5) or greater, at least two (2) Trustees shall be Managing Trustees. A “Managing Trustee” is one who has been an employee, officer or director of the Advisor or involved in the day to day activities of the Trust for at least one (1) year prior to their election. If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees. If at any time the Board of Trustees shall not be comprised of a number of Managing Trustees as is required under this Section 3.2, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have the requisite number of Managing Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.

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Section 3.3         Number and Tenure. Pursuant to the Articles Supplementary accepted for record by the Maryland State Department of Assessments and Taxation (the “SDAT”) as of May 16, 2000, the number of Trustees constituting the entire Board of Trustees may be increased or decreased from time to time only by a vote of the Trustees; provided, however, that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. The number of Trustees shall be five (5) until increased or decreased by the Board of Trustees.

Section 3.4         Annual and Regular Meetings. An annual meeting of the Board of Trustees shall be held immediately after the annual meeting of shareholders, no notice other than this Bylaw being necessary. The time and place of the annual meeting of the Board of Trustees may be changed by the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution. If any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

Section 3.5         Special Meetings. Special meetings of the Board of Trustees may be called at any time by any Managing Trustee, the president or the secretary pursuant to the request of any two (2) Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 3.6         Notice. Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his, her or their business or residence address. Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be deposited in the U.S. mail at least seventy-two (72) hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt. If sent by overnight courier, such notice shall be deemed given when delivered to the courier. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

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Section 3.7         Quorum. A majority of the Trustees then in office shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of the Trustees then in office are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust, these Bylaws or a resolution of the Board of Trustees, the vote of a particular group or committee of the Board of Trustees is required for action, a quorum for that action shall be a majority of the Trustees then in office that comprise such group or committee. The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of such number of Trustees as would otherwise result in less than a quorum then being present at the meeting.

Section 3.8         Voting. The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 3.9         Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Such meeting shall be deemed to have been held at a place designated by the Board of Trustees at the meeting.

Section 3.10       Action by Written Consent of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing or by electronic transmission to such action, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the Declaration of Trust or these Bylaws, in which case, such greater proportion of Trustees shall be required to consent in writing or by electronic transmission to such action. Such written or electronic consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Board of Trustees at which a quorum was present.

Section 3.11       Waiver of Notice. The actions taken at any meeting of the Board of Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12       Vacancies. Pursuant to the Articles Supplementary accepted for record by the SDAT as of May 16, 2000, if for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three (3) Trustees remain). Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum. Any Trustee elected to fill a vacancy, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, shall hold office for the remainder of the full term of the class of Trustees in which the vacancy occurred or was created and until a successor is elected and qualifies.

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Section 3.13       Compensation. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Board of Trustees may determine from time to time. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees. The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of the Advisor, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

Section 3.14       Removal of Trustees. A Trustee may be removed by the affirmative vote either of all the remaining Trustees or if and only to the extent permitted by applicable law, at a meeting of shareholders if a proposal for such action is properly brought before such meeting for that purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the shares of beneficial interest of the Trust then outstanding and entitled to vote generally in the election of Trustees. For a proposal to remove one or more Trustees to be properly brought before such meeting by one or more shareholders, such shareholder(s) shall meet and comply with all requirements in these Bylaws for a nomination of an individual for election to the Board of Trustees at an annual meeting of shareholders or a proposal of other business to be properly brought by such shareholder(s) at a meeting of shareholders as set forth in Section 2.14.1, including the timely written notice, Ownership amount, holding period, certificate, information and documentation requirements of Section 2.14.1(b), Section 2.14.1(c), Section 2.14.1(d), Section 2.14.2 and Section 2.14.3.

Section 3.15       Surety Bonds. Unless specifically required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his, her or their duties.

Section 3.16       Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his, her or their duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by the Advisor, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether the Advisor or any such accountant, appraiser or other expert or consultant may also be a Trustee.

Section 3.17       Interested Trustee Transactions. Section 2-419 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

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Section 3.18       Certain Rights of Trustees, Officers, Employees and Agents. A Trustee shall have no responsibility to devote his, her or their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his, her or their personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

Section 3.19       Emergency Provisions. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under ARTICLE III cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.

ARTICLE IV
COMMITTEES

Section 4.1         Number; Tenure and Qualifications. The Board of Trustees shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees shall be composed of three (3) or more Trustees, to serve at the pleasure of the Board of Trustees. The Board of Trustees may also appoint other committees from time to time composed of one or more members, at least one (1) of whom shall be a Trustee, to serve at the pleasure of the Board of Trustees. The Board of Trustees shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each committee. The Board of Trustees may also adopt a charter with respect to other committees.

Section 4.2         Powers. The Board of Trustees may delegate any of the powers of the Board of Trustees to committees appointed under Section 4.1 and composed solely of Trustees, except as prohibited by law. If a charter has been adopted with respect to a committee composed solely of Trustees, the charter shall constitute a delegation by the Board of Trustees of the powers of the Board of Trustees necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more members, as the committee deems appropriate in its sole discretion.

Section 4.3         Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. One-third (1/3), but not less than one, of the members of any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a committee. The Board of Trustees or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and the chairman or, in the absence of a chairman, a majority of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of absent or disqualified members.

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Section 4.4         Telephone Meetings. Members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment and participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5         Action by Written Consent of Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by a majority of the committee, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the committee’s charter, the Declaration of Trust or these Bylaws, in which case, such greater proportion of members of the committee shall be required to consent in writing or by electronic transmission to such action, and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 4.6         Changes and Vacancies. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate alternate members to replace any absent or disqualified member, to dissolve any such committee or to withdraw or add any powers previously delegated to a committee.

ARTICLE V
OFFICERS

Section 5.1         General Provisions. The officers of the Trust shall include a president, a secretary and a treasurer. In addition, the Board of Trustees may from time to time elect such other officers with such titles, powers and duties as set forth herein or as the Board of Trustees shall deem necessary or desirable, including a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The officers of the Trust shall be elected annually by the Board of Trustees. Each officer shall hold office until his, her or their successor is elected and qualifies or until his, her or their death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices, except that of president and vice president, may be held by the same person. In their discretion, the Board of Trustees may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2         Removal and Resignation. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his, her or their resignation to the Board of Trustees, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

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Section 5.3         Vacancies. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5.4         President. Except as the Board of Trustees may otherwise provide, the president shall have the duties usually vested in a president. The president shall have such other duties as may be assigned to the president by the Board of Trustees from time to time. The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.

Section 5.5         Chief Operating Officer. If elected, except as the Board of Trustees may otherwise provide, the chief operating officer shall have the duties usually vested in a chief operating officer. The chief operating officer shall have such other duties as may be assigned to the chief operating officer by the president or the Board of Trustees from time to time.

Section 5.6         Chief Financial Officer. If elected, except as the Board of Trustees may otherwise provide, the chief financial officer shall have the duties usually vested in a chief financial officer. The chief financial officer shall have such other duties as may be assigned to the chief financial officer by the president or the Board of Trustees from time to time.

Section 5.7         Vice Presidents. In the absence or disability of the president, the vice president, if any (or if there is more than one, the vice presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the president. The vice president(s) shall have such other duties as may be assigned to such vice president by the president or the Board of Trustees from time to time. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president or vice presidents for particular areas of responsibility.

Section 5.8         Secretary. Except as the Board of Trustees may otherwise provide, the secretary (or his, her or their designee) shall: (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust, if any; and (d) maintain a share register, showing the ownership and transfers of ownership of all shares of beneficial interest of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register. The secretary shall have such other duties as may be assigned to the secretary by the president or the Board of Trustees from time to time.

Section 5.9         Treasurer. Except as the Board of Trustees may otherwise provide, the treasurer shall (a) have general charge of the financial affairs of the Trust; (b) have or oversee in accordance with Section 6.3 the custody of the funds, securities and other valuable documents of the Trust; (c) maintain or oversee the maintenance of proper financial books and records of the Trust; and (d) have the duties usually vested in a treasurer. The treasurer shall have such other duties as may be assigned to the treasurer by the president or the Board of Trustees from time to time.

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Section 5.10       Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees from time to time.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1         Contracts. The Board of Trustees may authorize any Trustee, officer or agent (including the Advisor or any affiliate or any officer of the Advisor or any affiliate) to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 6.2         Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as the Board of Trustees, the president, the treasurer or any other officer designated by the Board of Trustees may determine.

Section 6.3         Deposits. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the president, the treasurer or any other officer designated by the Board of Trustees may determine.

ARTICLE VII
SHARES

Section 7.1         Certificates. Ownership of shares of any class of shares of beneficial interest of the Trust shall be evidenced in book entry form, or at the election of a shareholder by certificates. Unless otherwise determined by the Board of Trustees, any such certificates shall be signed by the officers of the Trust in any manner permitted by Maryland law and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered and if the Trust shall from time to time issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 7.2         Transfers.

(a)  Shares of beneficial interest of the Trust shall be transferable in the manner provided by applicable law, the Declaration of Trust and these Bylaws. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred, as described in Sections 5.2 and 5.6 of the Declaration of Trust.

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(b)  The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided in these Bylaws or by the laws of the State of Maryland.

Section 7.3         Lost Certificates. For shares evidenced by certificates, any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in such officer’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4         Fixing of Record Date.

(a)  The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.

(b)  If no record date is fixed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

(c)  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7.4, such determination shall apply to any adjournment or postponement thereof unless the Board of Trustees shall set a new record date with respect thereto.

Section 7.5         Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a share ledger containing the name and address of each shareholder and the number of shares of each class of shares of beneficial interest of the Trust held by such shareholder.

Section 7.6         Fractional Shares; Issuance of Units. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

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ARTICLE VIII
REIT RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 8.1         Definitions. For the purpose of this ARTICLE VIII, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 8.3(g), provided that each such organization shall be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 8.2(a)(ii) and Section 8.3(a).

“Charitable Trustee” shall mean each Person, unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust from time to time to serve as a trustee of a Charitable Trust as provided by Section 8.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares of beneficial interest designated as such in the Declaration of Trust.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code or treated as beneficially owned under Rule 13d-3 under the Exchange Act. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a shareholder for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 8.2(e)(i) and shall include the Excepted Persons (as defined in the Declaration of Trust).

“Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements established by the Board of Trustees pursuant to Section 8.2(e), the percentage limit established by the Board of Trustees.

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“Market Price” with respect to Shares on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to such Shares, or if such Shares are not listed or admitted to trading on any National Securities Exchange, the last sale price in the over the counter market, or if no trading price is available for such Shares, the fair market value of such Shares as determined in good faith by the Board of Trustees.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act, as amended, supplemented or restated from time to time, and any successor to such statute.

“Ownership Limit” shall mean (a) with respect to Common Shares, nine and eight-tenths percent (9.8%) (in value or number of shares, whichever is more restrictive) of the Common Shares outstanding at the time of determination and (b) with respect to any other class or series of Shares, nine and eight-tenths percent (9.8%) (in value or number of shares, whichever is more restrictive) of the Shares of such class or series outstanding at the time of determination.

“Person” shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other entities and governments and agencies and political subdivisions thereof.

“Prohibited Owner” shall mean any Person who, but for the provisions of Section 8.2(a), would Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, and if appropriate in the context, shall also mean any Person who would have been the holder of record in the books of the Trust or the Trust’s transfer agent of Shares that the Prohibited Owner would have so owned.

“REIT” shall mean a “real estate investment trust” within the meaning of Section 856 of the Code.

“Shares” shall mean the shares of beneficial interest of the Trust.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, including, without limitation, (a) any change in the capital structure of the Trust which has the effect of increasing the total equity interest of any Person in the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (c) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (e) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record or Beneficially Owned or Constructively Owned, and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

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Section 8.2         Restrictions on Ownership.

(a)  Ownership Limitations.

(i)  Basic Restrictions. (A) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, (B) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder, (C) no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership) that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or (D) subject to Section 8.5, notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than one-hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(ii)  Transfer in Trust or Voided Transfer. If any Transfer of Shares occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 8.2(a)(i)(A), Section 8.2(a)(i)(B) or Section 8.2(a)(i)(C), as applicable, then the Board of Trustees shall be authorized and empowered to deem (and if so deemed, such action and result shall be deemed to occur and the officers of the Trust shall be authorized to take such actions in the name and on behalf of the Trust authorized by the Board of Trustees to effectuate the same): (A) that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 8.2(a)(i)(A), Section 8.2(a)(i)(B) or Section 8.2(a)(i)(C) (rounded upward to the nearest whole share, and such excess shares, including as so rounded, the “Excess Shares”) to be automatically transferred to a Charitable Trust or Charitable Trusts for the benefit of a Charitable Beneficiary, as described in Section 8.3, effective as of the close of business on the business day prior to the date of such determination of such Transfer or at such other time determined by the Board of Trustees, and such Person shall acquire no rights in the Excess Shares; or (B) to the fullest extent permitted by law, the Transfer of Excess Shares to be void ab initio, in which case, the intended transferee shall acquire no rights in the Excess Shares.

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(iii)  Cooperation. The shareholder that would otherwise qualify as a Prohibited Owner absent the application of the provisions of Section 8.2(a)(ii) shall use best efforts and take all actions necessary or requested by the Trust to cooperate with effecting the actions taken by the Board of Trustees pursuant to Section 8.2(a)(ii), including, without limitation, informing the Trust where any Excess Shares may be held and instructing its agents to cooperate in the prompt implementation and effectuation of the actions so taken by the Board of Trustees.

(b)  Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 8.2(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 8.2(a)(i) (whether or not such violation is intended), the Board of Trustees or a committee thereof may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent or instituting proceedings to enjoin such Transfer or other event and such Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 15.2, including the costs and expenses of the Charitable Trustee. This Section 8.2(b) shall not in any way limit the provisions of Section 8.2(a)(ii).

(c)  Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 8.2(a)(i), or any Person who would have owned Excess Shares, shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Trust such other information as the Trust may request.

(d)  Owners Required to Provide Information. Every shareholder of five percent (5%) or more of the Shares of any series or class outstanding at the time of determination, within thirty (30) days after the end of each taxable year and also within three (3) business days after a request from the Trust, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned, and a description of the manner in which such Shares are held; provided that a shareholder who holds Shares as nominee for another Person, which other Person is required to include in gross income the distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder is nominee. Each such shareholder and each Actual Owner shall provide to the Trust such additional information as the Trust may request in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the Ownership Limit. Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority and to comply with requirements of any taxing authority or other governmental authority or to determine such compliance.

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(e)  Exceptions.

(i)  The Board of Trustees, in its sole discretion, may grant to any Person who makes a request therefor (a “Requesting Person”) an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Shares, subject to the following conditions and limitations: (A) the Board of Trustees shall have determined, in its discretion, that: (1) the Beneficial Ownership or Constructive Ownership of Shares by such shareholder in excess of the Ownership Limit would not violate Section 8.2(a)(i)(C), (2) the Requesting Person does not and will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a nine and eight-tenths percent (9.8%) interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, (3) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VIII, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Trust or any of its subsidiaries is a party or reasonably expects to become a party and (4) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VIII, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Trust; and (B)(1) prior to granting any exception pursuant to this Section 8.2(e)(i), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in their sole discretion, as they may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT and (2) such Requesting Person provides to the Board of Trustees, for the benefit of the Trust, such representations and undertakings, if any, as the Board of Trustees may, in its discretion, determine to be necessary in order for it to make the determination that the conditions set forth in Section 8.2(e)(i)(A) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Requesting Person with respect to the Constructive Ownership of one or more other classes or series of Shares not subject to the exception), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will give rise to the application of the remedies set forth in Section 8.2(a)(ii) and Section 8.2(b) with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this Section 8.2(e)(i)). If a member of the Board of Trustees requests that the Board of Trustees grant an exception pursuant to this Section 8.2(e) with respect to such member, or with respect to any other Person if such member of the Board of Trustees would be considered to be the Beneficial Owner or Constructive Owner of Shares owned by such other Person, such member of the Board of Trustees shall not participate in the decision of the Board of Trustees as to whether to grant any such exception.

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(ii)  In determining whether to grant any exemption pursuant to Section 8.2(e)(i), the Board of Trustees may, but need not, consider, among other factors, (A) the general reputation and moral character of the Requesting Person, (B) whether ownership of Shares would be direct or through ownership attribution, (C) whether the Requesting Person’s ownership of Shares would interfere with the conduct of the Trust’s business, including, without limitation, the Trust’s ability to acquire additional properties or additional investments in issuers currently invested in by the Trust or other issuers, (D) whether granting an exemption for the Requesting Person would adversely affect any of the Trust’s existing contractual arrangements, (E) whether the Requesting Person to whom the exception would apply has been approved as an owner of the Trust by all regulatory or other governmental authorities (including Louisiana or other state gaming regulatory authorities) who have jurisdiction over the Trust and (F) whether the Requesting Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Board of Trustees, in its discretion, considers adverse to the best interest of the Trust or the shareholders. Nothing in this Section 8.2(e)(ii) shall be interpreted to mean that the Board of Trustees may not act in its discretion in making any determination under Section 8.2(e)(i).

(iii)  An underwriter or initial purchaser that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement as determined by the Board of Trustees.

Section 8.3         Transfer of Shares.

(a)  Ownership in Trust. Upon any purported Transfer or other event described in Section 8.2(a)(ii) that results in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee or trustees, as applicable, of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 8.3(e)). Such transfer to the Charitable Trustee shall be deemed to be effective as of the time provided in Section 8.2(a)(ii). Any Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 8.3(g).

(b)  Status of Shares Held by a Charitable Trustee. Shares held by a Charitable Trustee shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall:

(i)    have no rights in the Shares held by the Charitable Trustee;

(ii)  not benefit economically from ownership of any Shares held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 8.3(e));

(iii)  have no rights to dividends or other distributions;

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(iv)  not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust; and

(v)   have no claim, cause of action or other recourse whatsoever against the purported transferor of such Shares.

(c)  Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 8.3(e)). Any dividend or other distribution paid with respect to any Shares which constituted Excess Shares at such time and prior to Shares having been transferred to the Charitable Trustee shall be paid to the Charitable Trustee by the Prohibited Owner upon demand and any dividend or other distribution authorized but unpaid with respect to such Shares shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s discretion) (i) to rescind as void any vote cast by a Prohibited Owner with respect to such Shares at any time such Shares constituted Excess Shares with respect to such Prohibited Owner and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this ARTICLE VIII, until the Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its stock transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of shareholders.

(d)  Rights upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Trust, in accordance with Section 8.3(e).

(e)  Sale of Shares by Charitable Trustee. Unless otherwise directed by the Board of Trustees, within twenty (20) days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, or soon thereafter as practicable, the Charitable Trustee shall sell the Shares held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such Shares as to any Shares transferred to the Charitable Trustee as a result of the operation of Section 8.2(a)(ii)) to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 8.2(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.3(e).

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A Prohibited Owner shall receive the lesser of (A) the net price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (for example, in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 8.4 and (B) the net sales proceeds received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be paid to the Charitable Beneficiary, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 8.4. If such Shares are sold by a Prohibited Owner, then (A) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (B) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.3(e), such excess shall be paid promptly to the Charitable Trustee upon demand.

(f)  Trust’s Purchase Right in Excess Shares. Notwithstanding any transfer of Excess Shares to a Charitable Trust pursuant to this ARTICLE VIII, Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Shares becoming Excess Shares (or, if the Prohibited Owner did not give value for such Shares, such as in the case of a devise, gift or other such transaction, the Market Price per such Share on the day of the event causing the Shares to become Excess Shares) and (ii) the Market Price per such Share on the date the Trust, or its designee, accepts such offer, in each case of clauses (i) and (ii) of this sentence, less the costs, expenses and compensation of the Charitable Trustee, if any, and the Trust as provided in Section 8.4. The Trust shall have the right to accept such offer until the Charitable Trustee, if any, has sold the Shares held in the Charitable Trust, if any, pursuant to Section 8.3(e). Upon such a sale to the Trust, if a Charitable Trust has been established pursuant to this ARTICLE VIII, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and the Charitable Beneficiary as provided in Section 8.3(e).

(g)  Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 8.2(a)(i) in the hands of such Charitable Beneficiary and (ii) contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The Charitable Beneficiary shall not obtain any enforceable right to the Charitable Trust or any of its trust corpus until so designated and thereafter any such rights remain subject to the provisions of this ARTICLE VIII, including, without limitation, Section 8.3(h).

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(h)  Retroactive Changes. Notwithstanding any other provisions of this ARTICLE VIII, the Board of Trustees is authorized and empowered to retroactively amend, alter or repeal any rights which the Charitable Trust, the Charitable Trustee or the Charitable Beneficiary may have under this ARTICLE VIII, including, without limitation, granting retroactive Excepted Holder status to any otherwise Prohibited Owner, with the effect of any transfer of Excess Shares to a Charitable Trust being fully and retroactively revoked; provided, however, that the Board of Trustees shall not have the authority or power to retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the Charitable Trustee pursuant to Section 8.4.

Section 8.4         Costs, Expenses and Compensation of Charitable Trustee and the Trust.

(a)  The Charitable Trustee shall be indemnified by the Trust or from the proceeds from the sale of Shares held in the Charitable Trust, as further provided in this ARTICLE VIII, for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this ARTICLE VIII.

(b)  The Charitable Trustee shall be entitled to receive reasonable compensation for services provided by the Charitable Trustee in connection with serving as a Charitable Trustee, the amount and form of which shall be determined by agreement of the Board of Trustees and the Charitable Trustee.

(c)  Costs, expenses and compensation payable to the Charitable Trustee pursuant to Section 8.4(a) and Section 8.4(b) may be funded from the Charitable Trust or by the Trust. The Trust shall be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee pursuant to Section 8.4(a) and Section 8.4(b)) from the Charitable Trust for any such amounts funded by the Trust.

(d)  Costs and expenses incurred by the Trust in the process of enforcing the ownership limitation set forth in Section 8.2(a)(i), in addition to reimbursement of costs, expenses and compensation of the Charitable Trustee which have been funded by the Trust, may be collected from the Charitable Trust; provided, however, that the ability of the Trust to fund its costs from the Charitable Trust shall not relieve the Prohibited Owner from his, her or their obligation to reimburse the Trust for costs under Section 15.2 of these Bylaws, except to the extent the Trust has in fact been previously paid from the Charitable Trust; nor will the possibility of the Trust receiving payment from the Charitable Trust create a marshaling obligation which would require the Trust to reimburse itself from the Charitable Trust before enforcing the Trust’s claims under Section 15.2 or otherwise.

Section 8.5         Transactions on a National Securities Exchange. Nothing in this ARTICLE VIII shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this ARTICLE VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE VIII.

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Section 8.6         Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this ARTICLE VIII.

Section 8.7         Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

Section 8.8         Enforceability. If any of the restrictions on transfer of Shares contained in this ARTICLE VIII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then, to the fullest extent permitted by law, the Prohibited Owner may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Shares and to hold such Shares on behalf of the Trust.

ARTICLE IX
NOL RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 9.1         Definitions. As used in this ARTICLE IX, the following terms have the following meanings (and any references to any portions of Treasury Regulation Sections 1.382-2, 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

(a)            “5-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Trust pursuant to Treasury Regulation Section 1.382-2T(g).

(b)            “5-percent Transaction” means any Transfer described in clause (a) or (b) of Section 9.2.

(c)            “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

(d)            “Effective Date” means June 14, 2024.

(e)            “Excess Securities” has the meaning given such term in Section 9.4.

(f)             “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Trustees determines that this ARTICLE IX is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Trust to which the Board of Trustees determines that no Tax Benefits may be carried forward, or (iii) such date as the Board of Trustees shall fix in accordance with Section 9.10.

(g)            “Grandfathered Owner” has the meaning given such term in Section 9.2.

(h)            “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4.

(i)             “Person” means any individual, firm, corporation, company, limited liability company, partnership, joint venture, estate, trust, or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation Section 1.382-3(a)(1)(i), and any successor of any such individual or entity.

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(j)             “Prohibited Transfer” means any Transfer or purported Transfer of Trust Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE IX.

(k)            “Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13), excluding any “direct public group” with respect to the Trust, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii).

(l)            “Purported Transferee” has the meaning set forth in Section 9.4.

(m)           “Securities” and “Security” each has the meaning set forth in Section 9.5.

(n)            “Shares” means any interest that would be treated as “stock” of the Trust pursuant to Treasury Regulation Sections 1.382-2(a)(3) and 1.382-2T(f)(18).

(o)            “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations.

(p)            “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Trust or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(q)            “Transfer” means, any direct or indirect (by operation of law or otherwise) sale, transfer, assignment, conveyance, pledge, devise or other disposition or other action taken by a Person, other than the Trust, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant by the Trust of an option to purchase securities of the Trust, nor shall a Transfer include the issuance of Shares by the Trust.

(r)             “Transferee” means any Person to whom Trust Securities are Transferred.

(s)            “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

(t)             “Trust Security” or “Trust Securities” means (i) common shares of beneficial interest of the Trust, (ii) preferred shares of beneficial interest of the Trust (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4) to purchase Securities issued by the Trust, and (iv) any Shares not included within the preceding clauses (i) through (iii) of this definition.

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Section 9.2         Transfer and Ownership Restrictions. From and after the Effective Date, any attempted Transfer of Trust Securities prior to the Expiration Date and any attempted Transfer of Trust Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 5-percent Shareholder or (b) the Percentage Share Ownership of any 5-percent Shareholder would be increased. Any 5-percent Shareholder as of the Effective Date (the “Grandfathered Owner”) shall not be required, solely as a result of the adoption of this ARTICLE IX and the occurrence of the Effective Date, pursuant to this ARTICLE IX, to reduce or dispose of any Trust Securities owned by such Grandfathered Owner as of the Effective Date and none of such Trust Securities owned by such Grandfathered Owner as of the Effective Date shall be deemed, solely as a result of the adoption of this ARTICLE IX and the occurrence of the Effective Date, to be Excess Securities; provided, however, that such Grandfathered Owner may not acquire any additional Trust Securities at any time such Grandfathered Owner remains a 5-percent Shareholder and, upon such Grandfathered Owner no longer being a 5-percent Shareholder, the provisions of this ARTICLE IX shall apply in their entirety to such Grandfathered Owner.

Section 9.3         Exceptions.

(a)  Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation Section 1.382-2T(j)(3)(i)) shall be permitted.

(b)  The restrictions set forth in Section 9.2 shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Trustees or a duly authorized committee thereof. The Board of Trustees may impose conditions in connection with such approval, including, without limitation, restrictions on the ability or right of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Trustees hereunder may be given prospectively or retroactively.

Section 9.4         Excess Securities.

(a)  No officer or agent of the Trust shall record any Prohibited Transfer in the share register for the Trust, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder for any purpose whatsoever in respect of the Trust Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to constitute shares of the Trust in excess of the Ownership Limit (as defined in ARTICLE VIII) and be subject to ARTICLE VIII. Any Transfer of Excess Securities in accordance with the provisions of this ARTICLE IX shall cease to be Excess Securities upon consummation of such Transfer.

(b)  The Trust may require as a condition to the registration of the Transfer of any Trust Securities in the share register of the Trust or the payment of any distribution on any Trust Securities that the proposed Transferee or payee furnish to the Trust all information reasonably requested by the Trust with respect to its direct or indirect ownership interests in such Trust Securities. The Trust may make such arrangements or issue such instructions to its officers or agents as may be determined by the Board of Trustees to be necessary or advisable to implement this ARTICLE IX, including, without limitation, authorizing its officers or agents to require, as a condition to registering any Transfer in the share register of the Trust, an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this ARTICLE IX.

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Section 9.5         Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Trust within the meaning of Maryland law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Shareholder to violate a restriction on Transfers provided for in this ARTICLE IX, a sufficient amount of Securities of such 5-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 5-percent Shareholder shall be deemed to be Excess Securities and shall be treated as provided in Section 9.4, including, without limitation, being deemed to constitute shares of the Trust in excess of the Ownership Limit and be subject to ARTICLE VIII. For the avoidance of doubt, no such 5-percent Shareholder shall be required, pursuant to this Section 9.5, to dispose of any interest that is not a Security. The purpose of this Section 9.5 is to extend the restrictions in Section 9.2 to situations in which there is a 5-percent Transaction without a direct Transfer of Securities, and this Section 9.5, along with the other provisions of this ARTICLE IX, shall be interpreted to produce the same results, with such differences as the context requires or as determined by the Board of Trustees, as a direct Transfer of Trust Securities.

Section 9.6         Legal Proceedings; Prompt Enforcement. The Board of Trustees may authorize such additional actions, beyond those provided for or contemplated by this ARTICLE IX, to give effect to or in furtherance of the provisions of this ARTICLE IX. Nothing in this Section 9.6 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE IX being void ab initio, (b) preclude the Trust in the sole discretion of the Board of Trustees from immediately bringing legal proceedings without a prior demand, or (c) cause any failure of the Trust to act within any particular time period to constitute a waiver or loss of any right of the Trust under this ARTICLE IX.

Section 9.7         Liability. To the fullest extent permitted by law and without limiting any other remedies of the Trust and related matters provided elsewhere in these Bylaws or in the Declaration of Trust, any shareholder subject to the provisions of this ARTICLE IX who knowingly violates the provisions of this ARTICLE IX and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Trust for, and shall indemnify and hold the Trust harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Trust’s (or any of its subsidiaries’) ability or right to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 9.8         Obligation to Provide Information. As a condition to the registration of the Transfer of any Shares in the share register for the Trust, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Trust may request from time to time in order to determine compliance with this ARTICLE IX or the status of the Tax Benefits of the Trust (or any of its subsidiaries).

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Section 9.9         Legend. Unless otherwise provided by the Board of Trustees, each certificate or account statement evidencing or representing Shares (or securities exercisable for or convertible into Shares) shall bear a legend with respect to the restrictions contained in this ARTICLE IX in such form as shall be prescribed by the Board of Trustees. Instead of the foregoing legend, the certificate or account statement may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 9.10       Authority of Board of Trustees.

(a)  The Board of Trustees shall have the power to determine all matters necessary for assessing compliance with this ARTICLE IX, including, without limitation, (i) the identification of 5-percent Shareholders, (ii) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership of any 5-percent Shareholder, (iv) whether an instrument constitutes a Trust Security, (v) the application of Section 9.4, including, without limitation, the application of ARTICLE VIII to Excess Securities, and Section 9.5, and (vi) any other matters which the Board of Trustees determines to be relevant. The determination of the Board of Trustees on all of the foregoing and any related matters shall be conclusive and binding for all the purposes of this ARTICLE IX.

(b)  Nothing contained in this ARTICLE IX shall limit the authority of the Board of Trustees to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Trust and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, the Board of Trustees may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Trust or the Persons or groups covered by this ARTICLE IX, (iii) modify the definitions of any terms set forth in this ARTICLE IX or (iv) modify the terms of this ARTICLE IX as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise. Shareholders may be notified of such determination through a filing with the SEC or such other method of notice as the Board of Trustees may determine. All actions, calculations, interpretations and determinations which are done or made by the Board of Trustees shall be conclusive and binding on the Trust and all other parties for all other purposes of this ARTICLE IX.

(c)  The Board of Trustees may delegate all or any portion of its duties and powers under this ARTICLE IX to a committee of the Board of Trustees as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE IX through duly authorized officers or agents of the Trust.

Section 9.11       Transactions on a National Securities Exchange. Nothing in this ARTICLE IX shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this ARTICLE IX and any transferor and transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE IX.

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Section 9.12       Reliance. For purposes of determining the existence, identity and amount of any Trust Securities owned by any shareholder, the Trust is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Exchange Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Trust Securities.

Section 9.13       Benefits of this ARTICLE IX. Nothing in this ARTICLE IX shall be construed to give to any Person, other than the Trust and the Charitable Trustee (as defined in ARTICLE VIII), any legal or equitable right, remedy or claim under this ARTICLE IX. This ARTICLE IX shall be for the sole and exclusive benefit of the Trust and the Charitable Trustee.

Section 9.14       Severability. If any provision of this ARTICLE IX or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE IX.

Section 9.15       Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Trust under this ARTICLE IX, (a) no waiver will be effective unless authorized by the Board of Trustees and expressly contained in a writing signed by the Trust; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

Section 9.16       Conflict. If there shall be any conflict between the provisions of this ARTICLE IX or the application thereof and the provisions of ARTICLE VIII or the application thereof to the matters addressed in this ARTICLE IX, as contemplated by this ARTICLE IX, the provisions of this ARTICLE IX and the application thereof shall control.

ARTICLE X
REGULATORY COMPLIANCE AND DISCLOSURE

Section 10.1       Actions Requiring Regulatory Compliance Implicating the Trust. If any shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or actions taken by the shareholder affecting the Trust, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Trust or any subsidiary (for purposes of this ARTICLE X, as defined in Section 2.14.5(c)) of the Trust or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such shareholder shall promptly take all actions necessary and fully cooperate with the Trust to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Trust or any subsidiary of the Trust. If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the shareholder shall promptly divest a sufficient number of shares of beneficial interest of the Trust necessary to cause the application of such requirement or regulation to not apply to the Trust or any subsidiary of the Trust. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of beneficial interest of the Trust by not later than the tenth (10th) day after triggering such requirement or regulation referred to in this Section 10.1, then any shares of beneficial interest of the Trust beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in ARTICLE VIII and be subject to the provisions of ARTICLE VIII and any actions triggering the application of such a requirement or regulation may be deemed by the Trust to be of no force or effect. Moreover, if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such ten (10) day period, the Trust may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of the Trust’s assets; and the Trust may charge the offending shareholder for the Trust’s costs and expenses as well as any damages which may result to the Trust.

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 As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust holds a controlling interest in gaming businesses in Louisiana. Louisiana law provides that any person who owns five percent (5%) or more of gaming businesses in Louisiana shall provide detailed personal history and financial information and be approved by the Louisiana Gaming Control Board. Accordingly, if a shareholder acquires five percent (5%) or more of the Trust and refuses to provide the Trust with information required to be submitted to the Louisiana Gaming Control Board or if the Louisiana Gaming Control Board decline to approve such a shareholder’s ownership of the Trust, then, in either event, shares of beneficial interest of the Trust owned by such a shareholder necessary to reduce its ownership to less than five percent (5%) of the Trust may be deemed shares held in violation of the ownership limitation in ARTICLE VIII and shall be subject to the provisions of ARTICLE VIII.

Section 10.2       Compliance With Law. Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such shareholder’s ownership interest in the Trust and all other laws which apply to the Trust or any subsidiary of the Trust or their respective businesses, assets or operations and which require action or inaction on the part of the shareholder.

Section 10.3       Limitation on Voting Shares or Proxies. Without limiting the provisions of Section 10.1, if a shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shares or proxies for such shares in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (or by another person designated by the Board of Trustees) in proportion to the total shares otherwise voted on such matter and such shares may be counted for purposes of determining the presence of a quorum.

Section 10.4       Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies. To the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with such shareholder’s interest in the Trust or any subsidiary of the Trust shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Trust and any applicable subsidiary of the Trust.

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Section 10.5       Board of Trustees’ Determinations. The Board of Trustees shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by these Bylaws.

ARTICLE XI
FISCAL YEAR

Section 11.1       Fiscal Year. The fiscal year of the Trust shall be the calendar year.

ARTICLE XII
DIVIDENDS AND OTHER DISTRIBUTIONS

Section 12.1       Dividends and Other Distributions. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust.

ARTICLE XIII
SEAL

Section 13.1       Seal. The Board of Trustees may authorize the adoption of a seal by the Trust. The Board of Trustees may authorize one or more duplicate seals.

Section 13.2       Affixing Seal. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XIV
WAIVER OF NOTICE

Section 14.1       Waiver of Notice. Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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ARTICLE XV
AMENDMENT OF BYLAWS

Section 15.1       Amendment of Bylaws. Except for any change for which these Bylaws require approval by more than a majority vote of the Board of Trustees, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Board of Trustees as specified in Section 3.10.

ARTICLE XVI
MISCELLANEOUS

Section 16.1       References to Declaration of Trust. All references to the Declaration of Trust shall include any amendments and supplements thereto.

Section 16.2       Costs and Expenses. In addition to, and as further clarification of each shareholder’s obligation to indemnify and hold the Trust harmless pursuant to these Bylaws or Section 8.8 of the Declaration of Trust, to the fullest extent permitted by law, each shareholder will be liable to the Trust (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the Declaration of Trust (including Section 2.14) or any action by or against the Trust (or any subsidiaries or affiliates thereof) in which such shareholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of fifteen percent (15%) per annum and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

Section 16.3       Ratification. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 16.4       Ambiguity. In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 16.5       Inspection of Bylaws. The Trust shall keep at the principal office for the transaction of business of the Trust the original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

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Section 16.6       Election to be Subject to Part of Title 3, Subtitle 8. Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, the Trust hereby elects to be subject to Section 3-804(b) and (c) of Title 3, Subtitle 8 of the MGCL. This Section 16.6 only may be repealed, in whole or in part, by a subsequent amendment to these Bylaws.

ARTICLE XVII
EXCLUSIVE FORUM FOR CERTAIN DISPUTES

Section 17.1       Exclusive Forum. Other than any action arising under the Securities Act, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Trust, (c) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, manager, agent or employee of the Trust to the Trust or the shareholders, (d) any action asserting a claim against the Trust or any Trustee, officer, manager, agent or employee of the Trust arising pursuant to Maryland law, any provisions of the Maryland REIT Law, any applicable provisions of the MGCL, the Declaration of Trust or these Bylaws, including any disputes, claims or controversies brought by or on behalf of any shareholder (which, for purposes of this ARTICLE XVII, shall mean any shareholder of record or any beneficial owner of any class or series of shares of beneficial interest of the Trust, or any former holder of record or beneficial owner of any class or series of shares of beneficial interest of the Trust), either on his, her, their or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of beneficial interest of the Trust or shareholders against the Trust or any Trustee, officer, manager, agent or employee of the Trust, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws, including this ARTICLE XVII, and (e) any action asserting a claim against the Trust or any Trustee, officer, manager, agent or employee of the Trust governed by the internal affairs doctrine of the State of Maryland.

Unless the Trust consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claim arising under the Securities Act; provided, however, that if the foregoing provisions of this paragraph are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive state court forum for any claim arising under the Securities Act shall be the circuit courts of the State of Maryland.

Failure to enforce any of the foregoing provisions of this ARTICLE XVII would cause the Trust irreparable harm and the Trust shall be entitled to equitable relief, including injunctive relief and specific performance (without the need to post bond), to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be deemed to have notice of and consented to the provisions of this ARTICLE XVII.

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